Exhibit 99

(Logo Omitted)

Teledyne Technologies Incorporated 12333 West Olympic Boulevard Los Angeles, CA 90064-1021

News Release

Teledyne Technologies
Updates Earnings Outlook

LOS ANGELES — March 2, 2005 — Teledyne Technologies Incorporated (NYSE:TDY) announced today that it has revised its outlook for first quarter and full year 2005 earnings per share.

The company’s management believes that first quarter 2005 earnings per share will be in the range of approximately $0.37 to $0.40, compared with the previous estimate of $0.30 to $0.33 per share. Full year 2005 earnings per share are expected to be in the range of approximately $1.35 to $1.43, compared with the previous estimate of $1.30 to $1.40 per share.

The company’s management expects revenue in its systems engineering segment to peak in the first quarter of 2005, due in part to favorable timing on certain chemical weapons demilitarization programs and the company’s systems engineering and technical assistance contract with the U.S. Army. In addition, revenues in the company’s energy systems segment and its military turbine engine business are expected to be lower in the second half of 2005 compared with the second half of 2004.

Teledyne Technologies is a leading provider of sophisticated electronic components, instruments and communication products, systems engineering solutions, aerospace engines and components and on-site gas and power generation systems. Teledyne Technologies has operations in the United States, the United Kingdom, Mexico and Canada. For more information, visit Teledyne Technologies’ website at www.teledyne.com.

Forward-Looking Statements Cautionary Notice

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, relating to earnings, growth opportunities and government programs. All statements made in this press release that are not historical in nature should be considered forward-looking. Actual results could differ materially from these forward-looking statements. Many factors, including funding, continuation, timing and award of government programs, changes in demand for products sold to the semiconductor, communications, commercial aviation and energy exploration markets, changes in insurance expense, customers’ acceptance of piston engine price increases, continued liquidity of the company’s customers (including commercial airline customers) and economic and political conditions, could change the anticipated results. In addition, stock market fluctuations affect the value of the company’s pension assets.

Global responses to terrorism and other perceived threats increase uncertainties associated with forward-looking statements about the company’s businesses. Various responses to terrorism and perceived threats could realign government programs, and affect the composition, funding or timing of the company’s programs. Flight restrictions would negatively impact the market for general aviation aircraft piston engines and components.

The company continues to take action to assure compliance with the internal controls, disclosure controls and other requirements of the Sarbanes-Oxley Act of 2002. While the company believes its control systems are effective, there are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected.

While Teledyne Technologies’ growth strategy includes possible acquisitions, the company cannot provide any assurance as to when, if or on what terms any acquisitions will be made. Acquisitions, including recent acquisitions of the defense electronics business of Celeritek, Inc., Reynolds Industries, Incorporated and Isco, Inc., involve various inherent risks, such as, among others, the company’s ability to integrate acquired businesses and to achieve identified financial and operating synergies.

Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Teledyne Technologies’ periodic filings with the Securities and Exchange Commission, including its 2003 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as its earnings releases. In addition, the company will file its 2004 Annual Report on Form 10-K, which includes risk factors related to Teledyne Technologies. The company assumes no duty to update forward-looking statements.

Investor Contact:	Jason VanWees
(310) 893-1642

Media Contact:	Robyn McGowan
(310) 893-1640

###